Exhibit 99.1

UTSTARCOM ADJUSTS FINANCIAL GUIDANCE FOR 2004 AND GIVES UPDATE ON GLOBALIZATION STRATEGY

•                  Financial Guidance Adjusted Primarily to Reflect Revenue Timing on Japan Telecom Contract; Product Delivery and Cash Collection Remain Unchanged

•                  Non-China Bookings Strong - Company Predicts Approximately 40 Percent of Revenue Will Come from Outside China by Q4 2004

•                  PAS Market Maturing as China Capex Slows in Anticipation of Next-Generation Network Spending

•                  Company Conducts Conference Call at 8 A.M Pacific /11 A.M Eastern Today to Discuss Anticipated Q3 and FY2004 Results

ALAMEDA, Calif., Sept. 20, 2004 — UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP access networking and services, today announced it is conducting a conference call to discuss revised guidance for Q3 and full-year 2004 revenue and GAAP earnings per share and provide an update on the progress in executing on our globalization strategy. The call will take place at 8:00 a.m. PDT/11:00 a.m. EDT today, Monday, September 20. (Please see Conference Call section below for dial-in numbers.)

“For several months now, we have been discussing the transformation that UTStarcom is currently undergoing. As UTStarcom evolves from a company that has dominated the PAS market in China into a worldwide supplier of diverse telecom solution, we experience many of the successes and challenges that are typical of a company undertaking a transformation of this magnitude,” said Hong Lu, chief executive officer and president of UTStarcom. “We have worked diligently to address the challenges inherent to our rapid growth, which we discussed on the second quarter conference call. We continue to see strong demand for our solutions in markets outside of China, specifically in Japan, India, Latin America, Africa, Europe and North America, and feel comfortable with our guidance of $4.0-4.3 billion in revenue in 2005.”

“Over the last several years, UTStarcom has experienced record revenue growth,” Lu continued. “The company estimates that revenue will reach $2.8 billion in 2004, an increase of 40 percent from 2003 and 15 times the company’s revenue in 1999. The company is committed to maintain both the top-line growth and GAAP profitability as it executes on our aggressive geographical and product diversification strategy.”

UTStarcom is adjusting its fiscal guidance primarily as a result of the revenue recognition timing of the approximately $290 million Japan Telecom contract announced today, as well as the maturation of the PAS market in China.

The contract with Japan Telecom contains both equipment and service elements, which are considered connected.  Revenue recognition rules under U.S. GAAP require 100 percent deferral of the combined revenue until both elements have been satisfied and delivered.  It is therefore likely that the entire approximately $290 million of revenue will be deferred and recognized upon final acceptance during 2005. At the time of the company’s second quarter earnings conference call, the company had initial purchase orders for and originally expected to recognize $220 million in revenues from this contract in the third and fourth quarters of 2004. Cash received in advance of the revenue recognition will be reflected as a Customer Advance.

“While international bookings are in place, service elements associated with the Japan Telecom contract are impacting the timing of revenue recognition,” said Mike Sophie, chief financial officer of UTStarcom. “We are committed to our globalization strategy and delivering long-term results and shareholder value. Although the timing of revenue recognition on international contracts affects us in the near-term, we reiterate our guidance for 2005.”

International bookings continue to be strong as UTStarcom moves towards realizing an approximate 50/50 split on China and non-China revenue as the company enters 2005. Several significant international customer wins have been announced of late, including recent significant contract wins for its broadband products with BSNL in India and Japan Telecom in Japan. UTStarcom has also signed its first CDMA infrastructure contract and is seeing demand for its 3G TD-CDMA solutions from operators in Europe and North America.

While the company’s international revenue has increased, there has been a maturation of the PAS market in China. Operators in China are slowing in spending for new network construction and are currently optimizing and expanding the existing networks. However, PAS subscriber demand continues and is expected to reach 65-70 million subscribers by year-end and 100 million subscribers in 2005. UTStarcom’s PAS customers in China are pleased with the success of the service to date, and the company anticipates PAS revenues to be approximately $1.5 billion in 2005.

Audiovox Update

The acquisition of Audiovox Communications Corporation is an integral part of UTStarcom’s globalization strategy to become a worldwide supplier of diverse telecommunications solutions. Integration teams from both companies are currently working diligently on product road mapping and integration planning in anticipation of the acquisition closing in the fourth quarter of this year.

Adjusted Guidance

UTStarcom anticipates full-year 2004 revenue of approximately $2.55 billion for the core business plus an additional $200 million from Audiovox for a total of $2.75 billion, an increase of approximately 40 percent over 2003.

2005 Guidance

UTStarcom anticipates approximately 25 percent growth in revenue for its core business in 2005 and will add approximately $800 million and $0.15 EPS for the Audiovox acquisition bringing the totals to $4.0-4.3 billion in revenues and GAAP EPS of $2.00-2.20.

Mid-Quarter Financial Guidance

Revised guidance for the third quarter 2004 and 2005 is as follows:

Revised Revenue Range:	Q3 2004:	$590-$600 million
	FY 2004:	$2.75 billion
	FY 2005:	$4.0-$4.3 billion

GAAP EPS Range:	Q3 2004:	$0.02-$0.04
	FY 2004:	$0.80-$0.85
	FY 2005:	$2.00-$2.20

Previous gross margin guidance for the third quarter assumed a higher revenue mix from non-China sales. Gross margins for the third quarter should be approximately 22-23 percent. In addition, the company expects to be cash flow positive for the second half and full year 2004. The company will provide more specific financial details during its regularly scheduled third quarter results conference call in October.

Conference Call

The company will conduct a conference call, which is open to the public, to discuss this guidance. The call will take place at 8:00 a.m. PDT/11 a.m. EDT. The conference call dial-in numbers are as follows: United States — (888) 398-3046; International — (706) 634-2492.  The Conference Call ID is 285534.

A replay of the call will be available from approximately 12:00 p.m. (EDT) on September 20, 2004 to 11:59 p.m. (EDT) on September 27, 2004. The conference call replay numbers are as follows: United States — (800) 642-1687; International — (706) 645-9291. The Access Code is 285534.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through UTStarcom’s Web site at: www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register and to download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support. The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

The foregoing statements regarding, without limitation, continued growth in demand for UTStarcom’s products, anticipated demand for the Company’s products and revenue from international markets, anticipated results of UTStarcom’s acquisition of Audivox Communications Corporation, anticipated improvements in supply chain management and the timing for, and results of, the implementation of such improvements, anticipated trends in PAS spending, subscriber growth and revenues, anticipated timing for the recognition of revenue from certain contracts, anticipated growth of the Company, anticipated trends in the mix of the Company’s China and non-China business, and the guidance given for anticipated revenue and earnings per share for the third quarter and full year of 2004 and for 2005 are forward-looking in nature and are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include rapidly changing technology, the changing nature of global telecommunications markets, both in China and globally, the termination of significant contracts including those with Reliance Infocomm, BSNL, Japan Telecom and Telmex, the direction and results of future research and development efforts, evolving product and applications standards, reduction or delays in system deployments, product transitions, potential non-realization of backlog, changes in demand for and acceptance of UTStarcom’s products, general adverse economic conditions and trends and uncertainties such as changes in government regulation and licensing requirements, both in China and globally.  UTStarcom also refers readers to the risk factors identified in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission.

Company Contact

Chesha Kamieniecki

Senior Manager of Investor Relations

UTStarcom, Inc.

(510) 749-1560

Press Contact

Stephanie Gallagher

Engage PR

(510) 748-8200, x213

(510) 388-3287

stephanie@engagepr.com

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